UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust II

J.P. Morgan Mutual Fund Investment Trust

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Shareholder Name Address 1 Address 2 Address 3 City, State, Zip

IMPORTANT NOTICE – PLEASE CALL US TODAY

Dear Shareholder:

We have been trying to contact you about an important matter that would provide your investment management team more flexibility in managing your Fund’s investment and the potential to enhance the performance of the JPMorgan Funds, and we need your assistance. Please contact us toll-free at 1-888-628-1041 between 9 a.m. and 11 p.m. Eastern Time, Monday through Friday or Saturday between 10 a.m. and 6 p.m. Eastern Time. At the time of the call, please reference your Investor ID listed below.

INVESTOR ID:	01234567891	Security ID:	12345678
Shares owned:

The call will only take a few moments of your time. We deeply appreciate your investment in JPMorgan Funds. Thank you for your time and consideration.

Sincerely,

Brian S. Shlissel

President

JPMorgan Trust II

J.P. Morgan Mutual Fund Investment Trust

OFFICIAL BUSINESS This communication relates to an investment you own in JPMorgan Growth Advantage Fund and/or JPMorgan Large Cap Growth Fund through a broker, bank or directly with JPMorgan.

Shareholder Name Address 1 Address 2 Address 3 City, State, Zip

IMPORTANT NOTICE – PLEASE CALL US TODAY

Dear Shareholder:

We have been trying to contact you about an important matter that would provide your investment management team more flexibility in managing your Fund’s investment and the potential to enhance the performance of the JPMorgan Funds, and we need your assistance. Please contact us toll-free at 1-866-342-2676 between 9 a.m. and 11 p.m. Eastern Time Monday through Friday or Saturday between 10 a.m. and 6 p.m. At the time of the call, please reference your voting control number on the voting instruction form.

The call will only take a few moments of your time. We deeply appreciate your investment in JPMorgan Funds. Thank you for your time and consideration.

Sincerely,

Brian S. Shlissel

President

JPMorgan Trust II

J.P. Morgan Mutual Fund Investment Trust

OFFICIAL BUSINESS This communication relates to an investment you own in JPMorgan Growth Advantage Fund and/or JPMorgan Large Cap Growth Fund through a broker, bank or directly with JPMorgan.